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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the reference to us under the caption "Experts" and to the inclusion in the Registration Statement on Amendment No. 1 to Form F-4 of Kinross Gold Corporation of our report dated February 7, 2003 (except for note 18(c), as to which the date is March 26, 2003) with respect to the consolidated financial statements of Echo Bay Mines Ltd. as at December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002.


                                                   /s/ Ernst & Young LLP
Edmonton, Canada
April 21, 2004                                     Chartered Accountants